                                                                    EXHIBIT 10.2

                         FIRST AMENDMENT TO INSURANCE
                         ----------------------------
             PREMIUM FINANCING MANAGEMENT AGREEMENT AND GUARANTIES
             -----------------------------------------------------

          THIS FIRST AMENDMENT TO INSURANCE PREMIUM FINANCING MANAGEMENT AGREEMENT AND GUARANTIES is made as of the ___ day of October, 1995, by and among Pan American Bank, a federal savings bank ("Bank"), BPN Corporation, a California corporation ("Contractor"), and Cornelius J. O'Shea and Peter Walski and Barbara Walski (individually, a "Guarantor" and collectively the "Guarantors").

                                R E C I T A L S:
                                ---------------

          A. Bank and Contractor are parties to that certain Insurance Premium Financing Management Agreement, dated May 17, 1995 under which Contractor is to provide Bank with management and related administrative services in connection with the operation of the insurance premium finance loan business to be conducted by the Bank (the "Agreement"). Guarantors are the sole shareholders of Contractor and have guarantied the payment of certain obligations of Contractor arising under the Agreement under Guaranties dated as of May 17, 1995 (each a "Guaranty" and collectively the "Guaranties"), subject to the dollar limitations set forth therein.

          B. Guarantors and Contractor have requested that the Bank increase the aggregate amount of IPF Loans (as defined in the Agreement) to be provided to brokers in accordance with the provisions of Section 3.3(f) of the Agreement from $200,000 to $1,500,000.

          C. The Bank is willing to extend such additional credit in accordance with the terms of the Agreement to brokers provided that the Guarantors agree to increase the dollar limitations applicable to the Guaranties as provided herein.

          D. All capitalized terms used herein and not otherwise defined shall have the meaning set forth therefor in the Agreement.

          NOW, THEREFORE, the parties hereto agree as follows:

          1.   Modifications to the Agreement. The Agreement is hereby amended
               ------------------------------
by replacing subsection 3.3(f) with the following:

               "(f) Allow for advances to be made on IPF Loans financing broker's fees, the aggregate amount of which shall not exceed, without further review by Bank, $1,500,000, and which loans shall comply with the requirements of Schedule 1 hereto and such other requirements as may be reasonably imposed by Bank."

          2.   Modifications to the Guaranties.  The Guaranties are hereby
               -------------------------------
amended as provided below:

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               (a)  The Guaranty of Cornelius J. O'Shea is amended by replacing paragraph 13 thereof with the following:

               "13. The amount of this Guaranty and the liability of the Guarantor hereunder shall be limited to $500,000 plus any costs of enforcement of this Guaranty, including attorneys' fees."

               (b) The Guaranty of Peter Walski and Barbara Walski shall be amended by replacing paragraph 13 thereof as follows:

               "13. The amount of this Guaranty and the liability of the Guarantor hereunder shall be limited to $750,000 plus any costs of enforcement of this Guaranty, including attorneys' fees."

          3. Except as modified by this Amendment, all other terms and provisions of the Agreement and the Guaranties shall remain in full force and effect, without modification.

          IN WITNESS WHEREOF, the undersigned have executed the foregoing Amendment.

BANK:                               PAN AMERICAN BANK
----
                                    A FEDERAL SAVINGS BANK


                                    By:  /s/ LAWRENCE J. GRILL
                                       -----------------------------------
                                    Its: President
                                        ----------------------------------


CONTRACTOR:                         BPN CORPORATION
----------
                                    A CALIFORNIA CORPORATION


                                    By:  /s/ PETER A. WALSKI
                                       -----------------------------------
                                    Its: President
                                        ----------------------------------

                                    /s/ CORNELIUS J. O'SHEA
                                    --------------------------------------
GUARANTORS:                         CORNELIUS J. O'SHEA
----------

                                    /s/ PETER A. WALSKI
                                    --------------------------------------
                                    PETER WALSKI

                                    /s/ BARBARA WALSKI
                                    --------------------------------------
                                    BARBARA WALSKI

                                      -2-
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                                   SCHEDULE 1
                                   ----------

                 Customer Financed Broker Fees - Requirements

a. A minimum broker reserve target based on a multiple of 2 times average monthly volume of financed broker fees with a minimum reserve accumulation rate of 25% per contract of gross fees financed.

b.   Maximum individual gross fee to be financed per contract.                       $      300

c.   Maximum net outstandings related to fees financed through individual            $  100,000
     producer source subject to an offsetting reserve of $25,000.

d.   Maximum net outstandings related to fees financed through Eastwood.             $  500,000
     (Above $200,000 based on separate justification and support.)

e.   Maximum net outstandings at any time as follows before broker reserve           $  750,000
     (assumed to be a minimum of $375,000)

f. The reserve multiple of 2 times average monthly volume as well as the reserve accumulation rate of 25% are factors based on a 30% average cancellation rate and timely settlement of any receivables. Any significant variation from these base assumptions may be cause for revision of the aforementioned factors are relates to any individual producer.

g. Broker must be billed within 30 days for unpaid amount of broker fees financed on customer accounts cancelled and collected within 30 days.

h.   Overview of underlying assumptions:

     Gross broker fees financed.                                                     $1,500,000

     Less: Amount paid by customer from downpayment.                                   (225,000)

     Less: Customer contract payments allocated to broker fees financed.               (465,000)

     Less: Collected from brokers to reimburse for cancelled contracts.                (181,500)

     Resulting net outstanding                                                       $  628,500

     Maximum net outstandings at any time as follows before broker reserve           $  750,000
     (assumed to be a minimum of $375,000)

     NOTE: Any significant variation from these underlying assumptions may be cause for changes in the program.

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